UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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International Business Machines Corporation
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March 23, 2012

Dear IBM Stockholder:

Re: IBM 2012  Proxy Statement – Say on Pay Vote

As of year end, your firm was one of IBM’s top owners. By now you should have received our Annual Report for 2011 and Proxy Statement for our 2012 Annual Meeting of Stockholders.  Our Annual Report includes a letter from our new President and CEO Ginni Rometty that describes IBM’s 2011 performance and our growth strategies in connection with IBM’s 2015 Road Map; it also has a letter from Chairman Sam Palmisano on the lessons of IBM’s transformation.

As explained below, we are writing to ask that you support our Say on Pay proposal.  IBM has been a leader in its commitment to compensation practices that drive long-term performance, creating significant value for our stockholders.  IBM is unique because of our 100-year history, leadership position in the global marketplace, record of tying executive compensation to performance, and distinct focus on long-term achievement.  We believe that your investment in IBM reflects your confidence in IBM’s Board, management and business strategy.

In 2007, we published our first long-term roadmap for investors, projecting EPS in the range of $10 to $11 by the end of 2010.  As you know, we exceeded the high end of that range by $0.52.  In May 2010, we formally launched our 2015 roadmap for investors, projecting operating (non-GAAP) EPS of at least $20 per share by the end of 2015, with a detailed discussion of the different factors contributing to this performance over time.

IBM’s results evidence our success in designing our compensation program to motivate superior business performance over the long term.

•                  IBM had another strong year in 2011, continuing to outperform our industry and the market at large.  The company delivered record revenue, profit, free cash flow and earnings per share.

•                  IBM’s total stockholder return was approximately 27% in 2011; in contrast, the S&P 500 only achieved a total return of about 2%.

•                  IBM continues to deliver substantial returns to our stockholders over the long term.

o                 Between January 2007 and the end of 2011, our total stockholder return was more than 100%; in contrast, the S&P 500 total return was about flat.

o                 During that five year period, we created about $135 billion in value for our stockholders, increasing our market capitalization by $70 billion, returning $50 billion to stockholders in the form of share repurchases and paying $14 billion in dividends.

•                  Our pay programs reflect our long-term orientation and alignment with investors.  As explained in our Proxy Statement, 90% of the annual compensation for the Proxy 5 group was performance based.  In fact, the only equity vehicle used for IBM senior executives is Performance Share Units, a program that sets specific EPS and cash goals over a three-year period.

•                  IBM also continued its leadership position as the premier globally integrated enterprise, capitalizing on our growth market country strategy in a challenging economic environment.  In addition, we continued our leadership in technology and innovation, earning more U.S. patents than any other company for the 19th consecutive year.

For all these reasons, we ask that you for vote FOR our Say on Pay proposal.

Our Proxy Statement also contains information about the proposed election of IBM’s Board of Directors, as well as the company’s proposal on the ratification of appointment of IBM’s independent accountants.  We ask that you vote FOR all our directors (voting item #1) and FOR the ratification of our independent accountants (voting item #2).  Finally, our statements in opposition to three shareholder proposals -- cumulative voting, political contributions–trade associations policy, and lobbying policies and practices -- are included in the Proxy Statement; we ask that you vote AGAINST these proposals (voting items #4, 5 and 6, respectively).

Attached is a copy of our Say on Pay proposal, which is voting item #3 in our Proxy Statement.  Also attached is the “Generating Higher Value at IBM” insert from our 2011 Annual Report.  Please do not hesitate to call Michelle at 914-499-xxxx or Patricia at 914-499-xxxx if you have questions or comments.

Sincerely,

/s/ Michelle H. Browdy

Michelle H. Browdy

Vice President & Corporate Secretary

/s/ Patricia Murphy

Patricia Murphy

Vice President, Investor Relations

$16.3 billion operating net income* up 9 percent from 2010 *non-GAAP $18.5 billion returned in share repurchases and dividends $107billion revenue up 7 percent from 2010 $16.6 billion free cash flow up for the ninth consecutive year $13.44 operating earnings per share* up 15 percent, the ninth consecutive year of double-digit growth *non-GAAP 2015 IBM Road Map 2011 Performance Looking ahead to 2015, we will continue our transformation for growth... In 2011 IBM delivered record performance in revenue, profit, earnings per share and free cash flow. Each year IBM describes how the company manages its business and serves its shareholders in a detailed fi nancial road map. A long-term perspective ensures IBM is well positioned to take advantage of major shifts occurring in technology, business and the global economy. It also galvanizes the company to deliver superior performance. 15% 2011 2010 11.67 13.44 Generating Higher Value at IBM

2

IBM has built a record of leadership by pursuing the most transformational opportunities, inventing the breakthrough technologies to capture them and building an organization able to deliver superior results over the long term.

1. We continually change our business mix toward higher-value, more profitable technologies and market opportunities.

About
50%
of IBM segment profit expected to come from Software by 2015

Segment Pre-Tax Income*
($ in billions)



3.3
3.7
2.6
2000**
35%
38%
27%
3.6
9.3
10.0
2011
16%
41%
44%
0
4
8
12
16
20
$24
Hardware/Financing
Services
Software

* Sum of external segment pre-tax income not equal to IBM pre-tax income.
** Excludes Enterprise Investments and not restated for stock-based compensation. 2000 Segment PTI is reclassified to conform with 2011 presentation.

2. We have become a globally integrated enterprise, to capture new growth and improve productivity.

Approaching
30%
of geographic revenue from growth markets by 2015

IBM operations in more than 170 countries leverage the company's global scale and expertise.

Global integration of all our major enterprise functions—from service delivery to marketing—has enabled IBM to gain more than $6 billion in enterprise productivity savings over the past five years while improving quality.

A globally integrated model allows us to focus resources on client-oriented work and enable rapid deployment of IBM capabilities to growth markets.

Growth Markets Share of Geographic Revenue



22%	2011
21%	2010
19%	2009
18%	2008
17%	2007
16%	2006
11%*	2000

* Excluding divested businesses of PCs and printers.

3. By aligning our business model with our clients' needs we generated superior financial results …

Our operating (non-GAAP) pre-tax income margin in 2011 was 20.2 percent, 10 points higher than in 2000. The primary driver of this performance was gross profit margin expansion, as a result of the shift in our business mix to more profitable, higher-value segments and improved productivity across the enterprise.

At the same time, we've increased R&D investment. Since the beginning of 2000, we've spent nearly $70 billion in R&D, enabling us to deliver key innovations and maintain U.S. patent leadership for our 19th consecutive year in 2011.

Our strong business model performance has resulted in consistently strong free cash flow generation. In 2011 our free cash flow was $16.6 billion—an increase of nearly $10 billion since 2000.

Operating Pre-tax Income Margin and Free Cash Flow
($ in billions)



$18
15
12
9
6
3
0
16.6
20.2%
6.7
10.1%
00
11
Operating Pre-tax Income Margin
Free Cash Flow

Generating Higher Value at IBM 3

…allowing us to invest in future sources of growth and provide record returns to our shareholders.

$70 billion
in capital expected to be returned through 2015

Capital Expenditures—We have invested more than $50 billion over the past 12 years to advance our capabilities, including a global delivery center in Columbia, Missouri, advanced semiconductor manufacturing in Fishkill, New York, and a research facility in Ontario, Canada.

Acquisitions—Since the beginning of 2000, we have acquired 130 companies in strategic areas including analytics, cloud, security and Smarter Commerce. We expect to spend $20 billion in acquisitions over the 2015 Road Map period to support growth initiatives.

Share Repurchase and Dividends—We have returned $133 billion to our shareholders since the beginning of 2000. At the end of 2011 our quarterly dividend per share was six times higher than 2000. During this period we reduced shares outstanding by one third. We expect to return $70 billion to shareholders in our 2015 Road Map period—$50 billion through share repurchases and $20 billion in dividends.

Primary Uses of Cash Since the Beginning of 2000
($ in billions)


$214
$51
$22
$30
$111

- Capital Expenditures
- Acquisitions
- Share Repurchases
- Dividends

4. This delivers long-term value and high performance for all key IBM stakeholders—investors, clients, employees and society…

Our 2015 Road Map continues the drive to higher value—with the expectation of at least $20 operating (non-GAAP) EPS* in 2015.

Key objectives for 2015:

- Software becomes about half of segment profit
- Growth markets approach 30 percent of geographic revenue
- Generate $8 billion in productivity through enterprise transformation
- $70 billion of capital returned to shareholders
- $20 billion in spending on acquisitions

Key Drivers for 2015 EPS Road Map

Revenue Growth
A combination of base revenue growth, a shift to faster growing businesses and strategic acquisitions.

Share Repurchase
Leveraging our strong cash generation to return value to shareholders by reducing shares outstanding.

Operating Leverage
A shift to higher-margin businesses and enterprise productivity derived from global integration and process efficiencies.


At Least $20 Operating EPS*
$13.44
$11.67
$3.32
$1.81
2000
2002
2010
2011
2015

Operating (non-GAAP) EPS*

Segment Pre-tax Income*,**
- Software
- Services
- Hardware/Financing

*Excludes acquisition-related and nonoperating retirement-related charges.

** 2000 and 2001 exclude Enterprise Investments and not restated for stock-based compensation. Sum of external segment pre-tax income not equal to IBM pre-tax income.

5. ...while driving a new era of growth and leadership for IBM... 2015 Road Map Objective: Growth initiatives will contribute about $20 billion in incremental revenue growth Growth Markets The world’s emerging markets will drive more than 60 percent of global GDP growth in the next four years. IBM is investing in more than 100 of these countries, which are building out critical infrastructure, developing strategic industries and responding to massive demographic shifts, such as rapid urbanization. Our four complementary growth initiatives—business analytics, cloud, growth markets and Smarter Planet—target opportunities that are changing the global IT landscape. With strong contribution from these initiatives, IBM delivered 7 percent revenue growth in 2011. In 2011 we opened nearly 100 new branch offices to expand our presence beyond large cities and beyond the BRICs (Brazil, Russia, India and China), and to participate in high-growth industries. We are creating hubs of expertise around the world. These include the Institute for Electronic Government and the Energy and Utilities Solution Lab in China; Natural Resource Solution Centers in Perth and Rio de Janeiro; Banking Centers in Singapore and São Paulo; and a Latin American micro-financing center in Lima. In Africa, IBM is investing to bring expertise in areas like financial services. For example, we are working with five leading Kenyan banks on infrastructure projects and helping Safaricom, through a partnership with Vodafone, provide its M-PESA mobile money service to more than 15 million customers. $1.9 billion Growth Markets $2.2 billion Major Markets Geographic Gross Profit Growth In 2011, growth markets generated nearly half of IBM’s geographic gross profit growth. 2011 Performance Growth Markets 22% of IBM’s geographic revenue Business Analytics 16% revenue increase from 2010 Smarter Planet Nearly 50% revenue increase from 2010 Cloud 3.8 times 2010 revenue 2011 Results: 22% of IBM’s geographic revenue 11% revenue increase at constant currency from 2010 Nearly 40 countries grew double digits at constant currency Nearly 60% of growth markets revenue is now outside the BRICs 4

Business Analytics Organizations are reaching far beyond the structured tables of databases. They are analyzing the streaming, unstructured data generated by events as they occur in the world, and acting upon those insights—from customer preferences or patient outcomes, to process inefficiencies or safety—in real time. They are integrating analytics into the way they work. Cloud Cloud, which delivers business and IT services over the network, is transforming the way data centers are designed and software is developed, providing far more efficiency and flexibility. That has the potential to change the way many industries work. But it requires addressing important issues of security and privacy. So, enterprises seek not just clouds, but smarter clouds. IBM is helping them build private clouds in areas central to their business, while also enabling them, like consumers, to tap into cloud services provided by IBM and others. IBM has the world’s deepest portfolio of analytics solutions and software; a leading position in powerful optimized systems; and the business and industry expertise of almost 9,000 business analytics and optimization consultants, 400 researchers and eight analytics solution centers. IBM has acquired 28 companies to build targeted analytics and information expertise since 2005. We have generated hundreds of patents a year in analytics, and invented breakthrough technologies like IBM Watson, a learning system that answers questions in natural language, and InfoSphere Streams, software that can correlate and analyze thousands of real-time data sources. Mazda Motor Corporation collaborated with IBM analytics, data modeling and traffic simulation experts to reduce human error in driving. The result was an early warning system using IBM analytics software that identifies accident-prone areas, warns drivers of danger and learns as conditions change. Guangdong Hospital of Traditional Chinese Medicine worked with IBM Research to understand the effectiveness of traditional Chinese and Western treatments of chronic kidney disease. IBM information management and analytics software helps the hospital correlate patient information with demographics, such as age and gender, and relevant anonymized cases to improve outcomes, boost quality of care and reduce costs. IBM is focused on the enterprise cloud. We have more than 1 million enterprise application users working in the IBM cloud and analyze more than $100 billion in commerce transactions a year in the cloud. We monitor 13 billion security events every day and have more than 1,000 researchers and developers working on security and privacy breakthroughs. The IBM SmartCloud portfolio addresses the full scope of enterprise client requirements: + IBM SmartCloud Foundation enables clients to build private clouds. + IBM SmartCloud Services offers cloud infrastructure services managed and run by IBM. + IBM SmartCloud Solutions offers software and business processes as a service. Dutch Cloud, a service provider in the Netherlands, uses IBM SmartCloud technologies to build low-touch infrastructure-as- a-service for its small and medium-sized business clients. Lockheed Martin uses IBM SmartCloud technology to develop mission critical applications and technologies and to support a broader evolution to cloud computing for the U.S. Government. Lucky Brand, a designer clothing retailer, is using IBM cloud-based analytics to personalize customers’ online shopping experience, resulting in improved customer loyalty and increased sales. 2011 Results: 16% revenue increase from 2010 Almost 9,000 analytics and optimization consultants 2011 Results: 3.8x 2010 revenue IBM analyzes more than $100 billion in commerce transactions a year in the cloud Generating Higher Value at IBM 5

Smarter Planet The infusion of digital intelligence into the world’s systems is changing the way people, organizations and entire industries approach what they do—how they interact, organize and create value. Nowhere is the potential for transformation greater than in our cities. Around the world, city leaders are struggling with economic challenges, overtaxed infrastructures and dramatic demographic shifts. In more than 2,000 Smarter Cities engagements, we see forward-thinking leaders emerging with new approaches to make their communities smarter and to make them work better. Smarter Water and Sewer Systems San Francisco Public Utilities Commission 70% increase in ability to track critical assets 11% improvement in the ratio of preventative to corrective maintenance Drawing on usage data and many other variables, San Francisco is predicting and preventing breakdowns and reducing pollution from its sewer system’s 1,000 miles of pipes and three treatment facilities, which together process 500 million gallons of wastewater and storm runoff per day during the rainy season. Smarter Law Enforcement Memphis Police Department 30% decrease in serious crime 15% decrease in violent crime Memphis Police Department precinct commanders start their day with data. A predictive analytics system looks for patterns in criminal activity that help the department see emergent trends in their communities in time to make a difference. Inside the solution: The system integrates IBM asset management and geographic information software to locate and monitor assets such as pumps, fittings and other parts of the water infrastructure. “Not only can we solve most problems within 24 hours, but we’re able to use insights from the data to reduce water pollution.” — Tommy Moala, Assistant General Manager, SFPUC Wastewater Enterprise Inside the solution: The system relies on IBM predictive analytics software that correlates historic data with the latest incident reports to create multilayer maps of “hot spots.” “Memphis Police Department now has the invaluable insight all of our staff can use — from the commanders to the patrolling officers — to specifically focus investigative and patrol resources with the goal of preventing crime and making our neighborhoods safer.” — Colonel James Harvey, Commander, Ridgeway Station, Memphis Police Department... and for the economies, cities and people of the world. 2011 Results: Nearly 50% revenue growth from 2010 More than 2,000 Smarter Cities engagements 6

Smarter Government Services Bolzano, Italy Remote Patient Monitoring 80% of participants felt more secure 70% improved their mobility through exercises As part of a pilot to extend healthcare services without increasing costs, elderly citizens in Bolzano, Italy, were given access to advice and medical attention from their homes, via mobile devices. In addition, wireless sensors monitored the environment within the homes, generating alerts delivered via sms text message, email and Twitter to family members and social services professionals. Smarter Operations Center Rio de Janeiro’s Integrated Operations Center 30% decrease in emergency response times Rio de Janeiro’s operations center provides a single dashboard of the city’s critical systems. Information on weather, traffic and medical services helps city agencies anticipate looming problems, engage citizens as part of the solution and plan for major events, like the upcoming World Cup and Olympic Games. A predictive weather forecasting system designed by IBM researchers helps model flooding patterns, identifying where events such as mud slides are likely to occur. Inside the solution: The solution was created by IBM with the support of TIS Innovation Park, developed on an IBM application server, with data management and messaging software integrated with Android mobile devices. “The monitoring network allows us to provide services with a human touch — but it’s now the right touch, at the right time.” —Michela Trentini, Director of Social Planning, Bolzano Inside the solution: The Intelligent Operations Center combines patented analytics technologies, created by IBM Research in collaboration with the city, and IBM collaboration, analytics and asset management software and systems integration expertise. “Communicating with citizens about Rio’s day-to-day life is key. When people are well-informed, they act in ways that help the city work better.” —Eduardo Paes, Mayor, Rio de Janeiro Smarter Transportation Singapore’s Land Transport Authority 80% reduction in lost transactions due to system issues 100% increase in performance capacity to 20 million fare transactions per day Singapore commuters move easily among all forms of public transportation, thanks to a smart system that charges by distance, not by mode of transport. A highly intelligent algorithm constructs the ideal journey for each commuter across rail and buslines. In the process, the Land Transport Authority gets realtime insight to anticipate capacity needs. Inside the solution: The Authority’s fare processing clearinghouse uses IBM data management, analytics and transaction processing software running on IBM Power systems. “By unifying our payment systems, we can build composite models of typical journeys, such as a person driving a car into the city, being charged for congestion, parking his car, catching the bus and then the rail.” — Silvester Prakasam, Director of Fare Systems, Singapore Land Transport Authority “Generating Higher Value at IBM” includes selected references to certain non-GAAP financial measures that are made to facilitate a comparative view of the company’s ongoing operational performance. For information about the company’s financial results related to (i) operating (non-GAAP) EPS and (ii) free cash flow for 2011, see the company’s Form 8-K submitted to the SEC on January 19, 2012 (Attachment II—Non-GAAP Supplementary Materials). For information about the company’s financial results related to (i) growth markets share of geographic revenue excluding divested PCs and printers and (ii) free cash flow, in each case for 2000, see the company’s Form 8-K submitted to the SEC on May 12, 2010 (Attachment II—Non-GAAP Supplementary Materials. Generating Higher Value at IBM 7

International Business Machines Corporation New Orchard Road, Armonk, New York 10504 March 2012

Voting Item #3

Management Proposal on Advisory Vote on Executive Compensation

The Company is asking that you APPROVE the compensation of the named executive officers as disclosed in this Proxy Statement.

The Company’s named executive officers are identified in the 2011 Summary Compensation Table, and the compensation of the named executive officers is described on pages 20 through 69. IBM has long demonstrated its commitment to sound executive compensation and corporate governance principles, working to ensure that its practices protect and further the interests of shareholders.

As discussed in the 2011 Compensation Discussion and Analysis, the Company’s executive compensation programs are designed to:

•                 Ensure that the interests of IBM’s leaders are closely aligned with those of our investors;

•                 Attract and retain highly qualified senior leaders who can drive a global enterprise to succeed in today’s competitive marketplace;

•                 Motivate our leaders to deliver a high degree of business performance without encouraging excessive risk taking;

•                 Differentiate compensation so that it varies based on individual and team performance; and

•                 Balance rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time.

IBM’s executive compensation programs and practices continue to be designed to motivate our leaders to deliver superior business performance that balances annual results and long-term sustained performance. Our executive compensation program pays for performance against financial targets that are set to be challenging to motivate a high degree of business performance, with an emphasis on longer-term financial success and prudent risk management. These targets are set within the parameters of IBM’s long-term financial model with profit expansion and growth objectives aligned with our disclosed financial roadmap to 2015.

Annual compensation for the named executive officers as a group varies year to year based on business results and individual performance. For 2011, 90% of the compensation for the named executive officers was performance based. Our annual incentive is a cash payment that is designed to reward for the most recent year’s revenue, net income and cash flow. For 2011, this incentive comprised 24% of the group’s compensation. Nearly 66% of compensation for 2011 was in the form of long-term incentive, which is 100% performance based and delivered through Performance Share Units (PSUs). The payout of PSUs is based on IBM’s three-year cumulative performance against EPS and cash flow targets. PSUs will pay out nothing if the threshold performance level is not reached.

1

For the reasons expressed above, the Executive Compensation and Management Resources Committee and the IBM Board of Directors believe that these policies and practices are aligned with the interests of our stockholders and reward for performance.

We are therefore requesting your nonbinding vote on the following resolution:

“Resolved, that the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”

THE IBM BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Note: The Company is providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board or creating or implying any change to, or additional, fiduciary duties for the Company or the Board.

2

[E-Mail]

Re:      Voting Your IBM Shares for the 2012 Annual Meeting

Dear IBM Senior Leaders:

I am writing to remind each of you to make sure to vote all of your IBM shares for the 2012 Annual Meeting.  By now, you should have received a copy of IBM’s 2012 Proxy Statement along with the proxy card.  If you hold IBM shares in “street name” (i.e., through a bank or broker), you will have received a voter instruction form from your bank or broker.  We expect that many of you will receive multiple copies of the proxy materials, reflecting different ownership accounts you may have.  Please make sure to vote all of the proxy voting cards that you receive.

As you know, IBM had another strong year in 2011, continuing to outperform our industry and the market at large.  The company delivered record revenue, profit, free cash flow and earnings per share.  In addition, IBM’s total stockholder return in 2011 increased approximately 27%.

It is important that you show your support for IBM and vote your shares.  In particular, we are asking you to support management and the Board of Directors by voting FOR all of IBM’s director nominees (voting item #1), FOR the ratification of our independent accountants (voting item #2), and FOR the Advisory Vote on Executive Compensation (voting item #3).  Further, we are asking you to vote AGAINST the three stockholder proposals, which are voting item #4 (Cumulative Voting), #5 (Political Contributions – Trade Associations Policy) and #6 (Lobbying Policies and Practices). For the reasons explained in our Proxy Statement, we believe that such votes are in the best interests of our Company and its stockholders.

o    If you hold your shares in record name (i.e., directly through our transfer agent, Computershare) and need assistance regarding your record accounts, please contact Bob Wilt at infoibm@us.ibm.com.

o    On the other hand, if you hold your shares in street name (e.g., Morgan Stanley Smith Barney, Bank of America, Charles Schwab, or another financial institution), IBM cannot access your account or provide you with a replacement voting instruction form.  In this case, you will need to contact your broker directly in order to obtain a replacement voting instruction form.

In either case, if you have already voted all your shares, there is no need to contact us and no further action is required on your part.  In case you have not received or have misplaced your proxy voting card, IBM periodically sends a follow up mailing that includes a proxy voting card.  The first follow up mailing is scheduled to occur shortly.

You may also find additional information at http://www.ibm.com/investor/proxyinformation.  If you do not receive a copy of the Proxy Statement by Monday, April 2, 2012, please contact Bob Wilt at infoibm@us.ibm.com.  Please do not hesitate to call me at 914-499-xxxx if you have questions or comments.

Sincerely,

/s/ Michelle H. Browdy
Michelle H. Browdy
Vice President & Corporate Secretary

Executive Compensation Pay for Performance Strategy March 2012

IBM Executive Compensation Components - “Three Legs of the Stool” Multi-year focus — rewards for sustained business performance Award size linked to demonstrated performance and retention risk One-year focus — variable pay for performance Vehicle stable over time, but weightings of financial metrics may vary Only program for rewarding in-year performance – other cash awards not provided Prices the job, with larger increases to top performers Long-Term Incentive Annual Incentive Base Salary

IBM Executive Compensation: A Commitment to Pay for Performance Our executive compensation program pays for performance against financial targets that are set to be challenging to motivate a high degree of business performance, with an emphasis on longer-term financial success and prudent risk management Our share ownership guidelines require that our senior executives hold a significant amount of IBM equity to further align their interests with stockholders over the long term Annual compensation for the named executive officers as a group varies year to year based on business results and individual performance. For 2011, 90% of the compensation for the named executive officers was performance based. Nearly 66% of compensation for 2011 was in the form of long-term incentive, which is 100% performance based and delivered through Performance Share Units (PSUs).

IBM Financial Performance History Since 2003 We have added over $13 billion to our operating pre-tax profit base Our operating pre-tax margins have more than doubled Operating earnings per share have almost quadrupled We’ve generated ~$104 billion in cumulative free cash flow In 2011, IBM Delivered Record revenue of $107 billion Record Operating pre-tax income of $21.6 billion Record Operating earnings per share of $13.44 Record free cash flow of $16.6 billion Note: The Company's Operating Pre-Tax Income, Operating EPS and Free Cash Flow, referenced above, are non-GAAP financial measures provided to facilitate a comparative view of the Company's ongoing operational performance. For reconciliation to GAAP and other information about (i) Operating Pre-Tax Income and Free Cash Flow for 2010 and 2011, and (ii) Operating EPS for 2003-2011, see Non-GAAP Supplementary Materials and related information in the Form 8-K submitted to the SEC on January 19, 2012. For reconciliation to GAAP and other information about Free Cash Flow for 2003-2009, see the Company’s Form 8-K submitted to the SEC on March 8, 2011. For reconciliation to GAAP and other information about Operating Pre-Tax Income for 2003-2009, see the Company’s Form 8-K submitted to the SEC on May 12, 2010. $4 $6 $8 $10 $12 $14 $16 $18 $20 $22 2003 2004 2005 2006 2007 2008 2009 2010 2011 Pre-tax Income & Free Cash Flow ($B) $0 $2 $4 $6 $8 $10 $12 $14 EPS Operating (Non-GAAP) Pre-Tax Income Free Cash Flow Operating (Non-GAAP) EPS Revenue Divested Revenue